Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the accompanying Annual Report on Form 10-K of Standard Management Corporation for the year ended December 31, 2005, we Ronald D. Hunter and Daniel K. Calvert, Chairman, Chief Executive Officer, and President and Chief Accounting Officer of Standard Management Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2003, to the best of our knowledge and belief, that:

(1)	such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Standard Management Corporation.

May 15, 2008 /s/ Ronald D. Hunter Ronald D. Hunter Chairman, Chief Executive Officer and President /s/ Daniel K. Calvert Daniel K. Calvert Chief Accounting Officer